UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, Marriott International, Inc. (together with its subsidiaries, “we,” “our” or “Marriott”) entered into an amendment agreement with its synthetic fuel partner (amending an agreement filed as Exhibit 10.6 to our quarterly report on Form 10-Q for the quarter ended June 20, 2003, that was previously amended by an agreement filed as Exhibit 10.2 to our report on Form 8-K dated October 6, 2004). This amendment gives our partner the right to elect to have us redeem its approximately 50 percent ownership interest in the three synthetic fuel facilities owned by Synthetic American Fuel Enterprises II, LLC on November 30, 2005, or December 31, 2005. The foregoing description of the amendment agreement is qualified in its entirety by reference to the Fifth Amendment Agreement, which is filed as Exhibit 10 to this report, and is incorporated herein by reference.

Effective as of June 1, 2005, our partner’s share of the tax credits from those three facilities has returned to approximately 50 percent.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this report:

Exhibit 10 -	Fifth Amendment Agreement regarding Synthetic American Fuel Enterprises II, LLC dated as of June 30, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: July 5, 2005	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Enterprise Risk Management

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EXHIBIT INDEX

Exhibit No.	Description
10	Fifth Amendment Agreement regarding Synthetic American Fuel Enterprises II, LLC dated as of June 30, 2005.

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